UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

PETROQUEST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2010, PetroQuest Energy, L.L.C., a Louisiana limited liability company and wholly-owned subsidiary of PetroQuest Energy, Inc. (the “Company”), consummated the sale to WSGP Gas Producing, LLC, a Delaware limited liability company (“WSGP”), of an undivided 50% interest in the Company’s proven undeveloped reserves in the Woodford Shale (the “Working Interest”) as well as certain rights with respect to 50% of the Company’s undeveloped acreage in the Woodford Shale (the “Undeveloped Acreage”) pursuant to the terms of a Joint Development Agreement (the “Joint Development Agreement”), among the Company, WSGP, and NextEra Energy Gas Producing, LLC, a Delaware limited liability company (“NEGP”). WSGP and NEGP are subsidiaries of NextEra Energy Resources, LLC, a Delaware limited liability company. NEGP is a party to the Joint Development Agreement for the purpose of unconditionally guaranteeing the due and punctual payment of all monies due from WSGP under the Joint Development Agreement.

At closing, WSGP paid the Company $60 million in cash in consideration for the sale of the Working Interest and certain rights in the Undeveloped Acreage. The Joint Development Agreement provides for a drilling program with respect to the Company’s position in the Undeveloped Acreage in the Woodford Shale (the “Drilling Program”). WSGP will fund a portion of the Company’s share of future drilling costs for the Undeveloped Acreage under the Drilling Program. WSGP will pay the Company $14 million in cash as deferred purchase price for certain rights in the Undeveloped Acreage on November 30, 2011, and if certain performance metrics are achieved in the Drilling Program, WSGP will pay the Company an additional $14 million in cash on the later to occur of November 30, 2011 or the date on which the performance metrics are achieved.

Under the terms of the Joint Development Agreement, WSGP will pay a share of the Company’s costs and expenses associated with Phase 1 of the Drilling Program in an amount not to exceed $54 million. WSGP has an election to participate in Phase 2 of the Drilling Program and, if it so elects, to continue Phase 2 of the Drilling Program for subsequent six month periods by providing prior notice to the Company. Subject to certain non-participation and termination rights, WSGP may participate in Phase 2 by paying a share of the Company’s costs and expenses associated with Phase 2 of the Drilling Program in an amount not to exceed $92.6 million. The Company will serve as the initial operator under each operating agreement entered into pursuant to the Drilling Program. The Joint Development Agreement grants WSGP the right to non-consent to operations under the Drilling Program during both phases. For each well in the Undeveloped Acreage in which WSGP participates that is drilled and completed as part of the Drilling Program, WSGP will receive, effective as of the date which actual drilling operations commence for such well, an undivided 50% of the Company’s working interest and associated net revenue interest in and to such well and the drilling unit for such well.

Item 7.01. Regulation FD Disclosure.

On May 25, 2010, the Company issued a press release announcing the Joint Development Agreement. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated May 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: May 25, 2010

By: /s/ J. Bond Clement
J. Bond Clement
Executive Vice President,
Chief Financial Officer and Treasurer

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